Exhibit (17)(a)(ii)

|X| PLEASE MARK VOTES AS IN
      THIS EXAMPLE




                                                                                   For     Against    Abstain
                                                                                   |_|      |_|         |_|
                           1)  To consider and vote upon a proposal to
       THE GABELLI             distribute to Equity Trust  shareholders
       EQUITY TRUST INC.       of approximately $75 million of the
                               Equity Trust's net assets in the
             HOLDERS           form of shares of The Gabelli Utility Fund
               OF              a newly organized closed-end, registered
           CUMULATIVE          investment company; and
         PREFERRED STOCK

                                                                                For      Withhold    For All
                                                                                All      Authority   Except
                                                                                |-|        |-|       |-|
                           2)  To elect three (3) Directors of the
                               Equity Trust: Bill Callaghan,
                               Frank J. Fahrenkopf, Jr.,
                               Salvatore J. Zizza; and

                           Note: If you do not wish your shares voted "For" a a particular nominee(s), mark the "For All
                           Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s)

                                                                              For     Against     Abstain
                                                                               |_|      |_|        |_|

                           3)  To ratify the selection of
                               PricewaterhouseCoopers LLP as
                               the independent accountants of
                               the Equity Trust for the year ending
                               December 31, 1999; and

                           4)  To consider and vote upon such
                               other matters as may come before
                               said meeting or any adjournment
                               thereof.




Please be sure to sign and date this Proxy.   Date



Shareholder sign here              Co-owner sign here
---------------------------------------------------------------
                                                                   Mark box at right if comments |_|
                                                                   or address changes have been noted
                                                                   on the reverse side of this card.



DETACH CARD

                       THE GABELLI EQUITY TRUST INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. The enclosed proxy materials discuss the proposed transaction in detail.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 17, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

The Gabelli Equity Trust Inc.




                       The Gabelli Equity Trust Inc.
             This proxy is solicited on behalf of the Directors

The undersigned hereby appoints Mario J. Gabelli, Bruce N. Alpert and James
E. McKee, and each of them, attorneys and proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of The Gabelli Equity Trust Inc. (the "Equity Trust") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Equity Trust to be held On May 17, 1999 at 9:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement/Prospectus and hereby instructs said attorneys and proxies to vote said shares as indicated herein, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

A majority of the proxies present, and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposed transaction. Please refer to the Proxy
Statement/Prospectus for a discussion of the proposed transaction.


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PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE

Please sign this proxy exactly as your name appears on the books of the Equity Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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